Exhibit 99.1

MAXUS REALTY TRUST, INC. ANNOUNCES INTENT TO DELIST
VOLUNTARILY FROM THE NASDAQ CAPITAL MARKET,
SHARES TO BE TRADED IN THE PINK SHEETS

North Kansas City, July 15, 2008.  The Board of Trustees of Maxus Realty Trust, Inc. (NASDAQ:MRTI), a real estate investment trust (the “Trust”) has decided to voluntarily delist the Trust’s common stock from quotation on the Nasdaq Capital Market (“Nasdaq”).  The Trust provided notice to Nasdaq of its intent to delist and expects such delisting will be effective July 25, 2008.  The Trust anticipates that its common stock will simultaneously commence trading in the Pink Sheets, an over-the-counter, inter-dealer electronic quotation and trading system.  The Trust also intends to deregister its common stock under the Securities Exchange Act of 1934 concurrently with the delisting from Nasdaq.

The Trust has decided to voluntarily delist because its shares are currently held by less than 300 record holders and are thinly traded.  Delisting will permit the Trust to reduce and more effectively manage its regulatory and administrative costs, including the costs of compliance with the Sarbanes-Oxley Act of 2002, as amended.